UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2017

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2017, Cadence Design Systems, Inc. (“Cadence”) announced that John Wall has been appointed as Senior Vice President and Chief Financial Officer of Cadence, effective October 1, 2017.

Mr. Wall, age 47, has held several positions at Cadence since October 2000, including his current role as Corporate Vice President and Corporate Controller of Cadence since April 2016, Vice President of Finance and Operations, Worldwide Revenue Accounting and Sales Finance, from 2015 to 2016 and Vice President, Finance and Operations, EMEA and Worldwide Revenue Accounting, from 2005 to 2015.

Mr. Wall’s annualized base salary has been increased to $360,000 and he will be eligible to earn an incentive bonus targeted at 75% of his annualized base salary in accordance with Cadence’s Senior Executive Bonus Plan. Mr. Wall’s employment at Cadence will continue to be on an “at will” basis, and he will continue to participate in the benefit programs available to executives of Cadence, including Cadence’s 401(k) plan, non-qualified deferred compensation plan, health insurance and life and disability insurance.

On September 13, 2017, the Compensation Committee of Cadence’s Board of Directors (the “Compensation Committee”) approved the following equity grants to Mr. Wall, effective as of October 1, 2017 (the “Grant Date”):

•	An incentive stock award of shares of Cadence common stock with a Grant Date value of approximately $1,000,000 and vesting subject to the achievement of a performance objective, and if such objective is achieved, 1/6th of the shares will vest every 6 months over 3 years; and

•	A long-term performance-based stock award of 50,000 shares of Cadence common stock with vesting based on Cadence’s stock price and total shareholder return performance, measured from February 21, 2017 through March 15, 2021, as compared to a peer group of companies, with the ability to earn up to 25% of the shares subject to the award based on Cadence’s stock price and total shareholder return performance through March 15, 2020, as compared to a peer group of companies.

The Compensation Committee also determined that Mr. Wall will be a participant in the Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, if Mr. Wall’s employment is terminated by Cadence without “Cause” (as defined in the Severance Plan) and not due to death or “Permanent Disability” (as defined in the Severance Plan), he will be entitled to the benefits provided for in the Transition and Release Agreement which is an exhibit to the Severance Plan (the “Transition Agreement”) in exchange for his execution and delivery of general release of claims in favor of Cadence. The Transition Agreement provides that Mr. Wall will continue to perform services for Cadence in a non-executive capacity for one-year following his termination of employment (the “Transition”). In exchange for such services during the Transition, Mr. Wall shall receive the following payments and benefits: (i) accelerated vesting, as of the date of his Transition commencement, of outstanding unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over a 12 month period, whereas unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the date of Transition commencement shall continue to vest through the end of the applicable performance period to the extent the applicable performance conditions are satisfied, provided (A) any such performance period ends during his Transition period only, and (B) he remains employed pursuant to the Transition Agreement through the end of the applicable performance period; (ii) provided he elects COBRA coverage, payment of his COBRA premiums during the Transition period of up to one year; (iii) a monthly salary of $4,000 per month salary, payable for up to six months commencing on the first pay date that is at least seven months after his Transition commencement; (iv) a lump-sum payment equal to one year’s base salary at the highest rate in effect during his employment, payable on the date that is seven months after the date of his Transition commencement; and (v) a lump-sum payment equal to 75% of one year’s base salary at the highest rate in effect during his employment), payable 60 days following the one-year anniversary of his Transition commencement, provided he does not resign from employment with Cadence and Cadence does not terminate his employment with Cadence due to material breach of the duties under the Transition Agreement.

In addition, the Transition Agreement provides that if, within three months before or 13 months after a “Change in Control” (as defined in the Severance Plan), Mr. Wall’s employment is terminated without “Cause” or he terminates his employment due to a “Constructive Termination” (as defined in the Severance Plan, which includes Mr. Wall ceasing to hold the title of Chief Financial Officer), then, in exchange for his execution and delivery of the Transition Agreement and general releases, he will be entitled to the following benefits: (A) in lieu of the acceleration described in clause (i) above, all of his outstanding unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreement); (B) the lump-sum payment specified in clause (iv) above increased by 50%; and (C) the lump-sum payment specified in clause (v) above increased by 50%.

The Severance Plan also provides that if Mr. Wall’s employment is terminated due to death or “Permanent Disability,” he will be entitled to the following payments and benefits if his estate executes and delivers a general release in favor of Cadence: (i) accelerated vesting, as of the date of his termination of employment, of outstanding unvested time-based equity compensation awards that would have vested over the succeeding 12-month period, and such awards and all previously vested equity awards shall remain exercisable for 24 months from the date of his termination of employment (but not later than the expiration of the term of the applicable award); and (ii) solely in the case of termination of employment due to “Permanent Disability” and provided he elects COBRA coverage, payment of his COBRA premiums for one year following such termination.

There are no arrangements or understandings between Mr. Wall and any other person pursuant to which he was appointed as Senior Vice President and Chief Financial Officer of Cadence. Mr. Wall does not have any family relationship with any director or other executive officer of Cadence, and there are no transactions in which Mr. Wall has an interest requiring disclosure under Item 404(a) of Regulation of S-K.

Upon Mr. Wall’s appointment, Geoffrey G. Ribar, who is currently serving as Cadence’s Senior Vice President and Chief Financial Officer, will become a Senior Advisor, effective October 1, 2017 through March 31, 2018, at which time he will retire from Cadence. In the event Mr. Ribar’s employment with Cadence is terminated without cause in connection with a change in control prior to March 31, 2018, Mr. Ribar will continue to receive his base salary and health benefits through March 31, 2018. Cadence will provide COBRA coverage for Mr. Ribar and his dependents for one year, commencing April 1, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on September 13, 2017.

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2017

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary